EXHIBIT 10(C)


                                 PROMISORY NOTE
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    Principal:   $375,000.00                Date:   September 30, 2004
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    Interest:    Prevailing Prime Rate      Place:  Vega Alta, Puerto Rico
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FOR VALUE RECEIVED, the undersigned,  Margo Caribe, Inc., (the "maker") a Puerto
Rico Corporation, at Road 690, KM 5.8, Vega Alta, Puerto Rico 00692, acting and represented by its Senior Vice President and Cheif Financial Officer, Juan B. Medina, married and resident of Bayamon, Puerto Rico, who has been duly authorized to appear herein by Resolution of the Board of Directors, hereby promises to pay to Michael J. Spector and Margaret D. Spector, (the "holders"), both of legal age, married to each other and resident of Dorado, Puerto Rico, the exact principal sum of Three Hundreds Seventy-Five Thousand Dollars ($375,00.00) lawful money of the United States of America.

The Note shall be payable not later than February 1, 2005. Interest shall be based on the prevailing prime rate (Citibank N.Y. Prime Rate). Interest shall be paid monthly.

This Note may be repaid in whole or in part at any time without premium or penalty.

This note shall be governed by, and construed in accordance with the laws of the Commonwealth of Puerto Rico without regard to principles of conflict of laws.

MAKER:


MARGO CARIBE, INC.

By:  /s/ Juan B. Medina
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         Juan B. Medina